EXHIBIT 10.57



                             ______________________


                       NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT (the "Agreement"), is made effective as of the 8th day of April, 1996, (hereinafter called the "Date of Grant"), between Medicon, Inc., an Illinois corporation (hereinafter called the "Company"), and Mark Richards (hereinafter called the "Optionee"):


                                R E C I T A L S :
                                - - - - - - - -


     WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the terms set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1.   Grant of the Option.  The Company hereby grants to the Optionee
               -------------------
the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 271,581 shares of Class A Common Stock, no par value (the "Shares"). The purchase price of the Shares subject to the Option shall be 1 cent per Share (the "Exercise Price"). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

          2.   Vesting.
               -------

          (a) Subject to the Optionee's continued employment with the Company, the Option shall vest and become exercisable as follows:

                                        Percentage of Shares with
Vesting Date                           Respect to Which Option Vests
- ------------                           -----------------------------

January 15, 1997                                   20%

January 15, 1998                                   20%

January 15, 1999                                   20%

January 15, 2000                                   20%

January 15, 2001                                   20%

               At any given time, the portion of the Option which has become vested and exercisable as described above is hereinafter referred to as the "Vested Portion".

          3.   Exercise of Option.
               ------------------

                 (a) Period of Exercise.  Subject to the provisions of
                     ------------------
this Agreement, the Optionee may exercise all or any part of the Vested Portion of the Option at any time, subject to compliance with any trading policies of the Company which may be in effect from time to time, prior to the earliest to occur of:

                 (i) the tenth anniversary of the Date of Grant;

                 (ii) one year following the date of the Optionee's termination of employment due to death or "Disability";

                 (iii) six months following the date of the Optionee's termination of employment by the Company without "Cause"; and

                 (iv) the date of the Optionee's termination of employment by the Company for "Cause" or by the Optionee for any reason.

                 Notwithstanding the foregoing, in the event the Optionee is unable to exercise the Option during any of the periods described in clauses
(ii) or (iii) above due to restrictions set forth in any trading policy of the company which is then in effect, the Option shall remain exercisable until such time as the exercise of the Option is permitted under such policy or otherwise permitted by the Board of Directors of the Company.

                 For purposes of this agreement:

                 "Cause" shall mean "Cause" as defined in any employment agreement then in effect between the Optionee and the Company or if not defined therein or, if there shall be no such agreement, (i) Optionee's engagement in misconduct which is materially injurious to the Company or its affiliates, (ii) Optionee's continued failure to substantially perform his duties to the Company, (iii) Optionee's repeated dishonesty in the performance of his duties to the Company,
(iv) Optionee's commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its affiliates,
(y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days or (v) Optionee's material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company. The determination of the existence of Cause shall be made by the Company's Compensation Committee in good faith, which determination shall be conclusive for purposes of this Agreement; and

                 "Disability" shall mean "disability" as defined in any employment agreement then in effect between the Optionee and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Optionee's becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company.

          (b)  Method of Exercise.
               ------------------

                 (i) Subject to Section 3(a), the Vested Portion of the
Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be
                                         --------
exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price shall be made in cash or its equivalent, or, if and to the extent permitted by the Company's Compensation Committee, (i) by exchanging Shares owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least 6 months), or (ii) through delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value
                                             --------
of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate Exercise Price.

                 (ii) Notwithstanding any other provision of this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Company's Compensation Committee shall in its sole discretion determine to be necessary or advisable.

                 (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee's name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

                 (iv) In the event of the Optionee's death, the Vested
Portion of the Option shall remain exercisable by the Optionee's executor or administrator, or the person or persons to whom the Optionee's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

              4.   No Right to Continued Employment.  This Agreement shall
                   --------------------------------
not be construed as giving the Optionee the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an affiliate may at any time dismiss the Optionee or discontinue any consulting relationship, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.

              5.   Legend on Certificates.  The certificates representing the
                   ----------------------
Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Company's Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company's Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

              6.   Transferability.  This Option is not transferable or
                   ---------------
assignable by the Optionee other than by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by the Optionee.

              7.   Withholding.  The Optionee agrees to make appropriate
                   -----------
arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of, or other settlement in respect of, the Option of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding Shares otherwise deliverable to the Optionee hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Optionee) to satisfy all obligations for the payment of such taxes.

              8.   Securities Laws.  Upon the acquisition of any Shares
                   ---------------
pursuant to the exercise of the Option, Optionee will make or enter into such written representations, warranties and agreements as the Company's Compensation Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

              9.   Notices.  Any notice necessary under this Agreement shall be
                   -------
addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

             10.  Choice of Law.  THE INTERPRETATION, PERFORMANCE AND
                         -------------
ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

             11.  Adjustment Upon Changes in Capitalization.  Subject to
                  -----------------------------------------
the following provisions of this Section, in the event of any change in the number of issued shares of Class A Common Stock resulting from the subdivision or combination of shares of Class A Common Stock or other capital adjustment or the payment of a stock dividend after the effective date of this Agreement, or other change in such shares of Class A Common Stock effective without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made in the number of shares of Class A Common Stock subject to the Option and the exercise price of the Option granted under this Agreement and the amount payable by the Optionee in respect of this Option. Adjustments under this Section shall be made by the Board of Directors or a committee thereof whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive.

             12.  Signature in Counterparts.  This Agreement may be
                  -------------------------
signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                        MEDICON, INC.


                                        By:
                                           ---------------------------------
                                             Name:  Carl R. Adkins, M.D.
                                             Title:  Chief Executive Officer



                                        ------------------------------------
                                        Mark Richards